Exhibit No. 21.1

SUBSIDIARIES OF REGISTRANT

As of June 30, 2019

1)	American Pacific Plastics, Inc.
A Wyoming corporation
Percentage of ownership: 100%
Business activity: Plastic film manufacturing – holding company for Vinafilms JSC

2)	American Pacific Resources, Inc.
A Wyoming corporation
Percentage of ownership: 100%
Business activity: Mining & Natural Resources.

3)	PHI Capital Holdings, Inc. (NKA PHILUX Capital Advisors, Inc.)
A Wyoming corporation
Percentage of ownership: 100%
Business activity: Consulting and M&A advisory services.

4)	PHI Luxembourg Development SA
A Luxembourg corporation
Percentage of ownership: 100%
Business activity: mother holding company for PHILUX Global Funds

5)	PHI Vietnam Investment and Development Company Ltd.
A Vietnamese limited liability company
Percentage of ownership: 100%
Business activity: Consulting and investments.

6)	PHIVITAE Corporation (NKA PHIVITAE Healthcare, Inc.)
A Wyoming corporation
Percentage of ownership: 100%
Business activity: Healthcare services and dietary supplements.